UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2010

Wells-Gardner Electronics Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Illinois	1-8250	36-1944630
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois		60525-3605
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(708) 290-2100

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2010, the Board of Directors (the “Board”) of Wells-Gardner Electronics Corporation (the “Company”) approved amendments to the Company’s bylaws (as amended, the “Amended Bylaws”).  A copy of the Amended Bylaws, which became effective upon their adoption by the Board, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The amendments included the following:

Article II, Section 2 was amended to delineate timing and notice procedures in order for shareholders to call, and bring a matter before, a special meeting of shareholders.  Article II, Section 14 was amended to incorporate current standard timing and notice practices in order for shareholders to bring a matter before an annual meeting of shareholders or to nominate a candidate for election to the Board.

In addition, the Board approved certain other amendments to the Company’s bylaws that had as their purpose the clarification or modification of certain administrative provisions, including in Article I, Section 1 and Article II, Section 3, to reflect the prior relocation of the Company's principal office from Chicago, Illinois to McCook, Illinois; in Article II, Section 8, to more precisely conform the quorum requirement language to the corresponding language in the Illinois Business Corporation Act and to clarify the procedure for adjournment of a shareholder meeting; and in Article III, to update the references to committees of the Board to the current Board committee structure.  In addition, a few typographical errors were corrected.

The above description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the Amended Bylaws, which are filed as Exhibit 3.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

A copy of the Amended Bylaws is attached as Exhibit 3.2 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells-Gardner Electronics Corporation

Date: February 24, 2010	By:	/s/ James F. Brace

Name: James F. Brace
Title: Executive Vice President, Chief Financial Officer, Treasurer & Secretary

Exhibit Index

Exhibit No.	Description

3.2	Bylaws of Wells-Gardner Electronics Corporation, as amended and restated on February 18, 2010